Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                    ARRAN2005

Arran Funding Limited - Series:             05-A

ABS - Credit Card - Bank, Closing Date:     December 15, 2005

As at:                                         November 15, 2006

                         RATING (S&P/Moodys/Fitch)           POOLFACTOR            PAY                      COUPON
TRANCHE     CURRENCY      ORIGINAL        CURRENT       ORIGINAL     CURRENT    FREQUENCY           BASIS            CURRENT
-----------------------------------------------------------------------------------------------------------------------------
Class A       USD       AAA /Aaa/AAA    AAA /Aaa/AAA      100%        100%       Monthly     1 Mth LIBOR + 0.02%     5.34000%
Class B       USD          A/A1/A          A/A1/A         100%        100%       Monthly     1 Mth LIBOR + 0.18%     5.50000%
Class C       USD       BBB/Baa2/NR     BBB/Baa2/NR       100%        100%       Monthly     1 Mth LIBOR + 0.32%     5.64000%

      Scheduled start of Controlled Accumulation Period:      1 June, 2007
      Expected maturity:                                      15 December, 2008
      Legal final maturity:                                   15 December, 2010
      Structure:                                              Sr/sub Seq Pay
      Tax Election:                                           Debt
      Amort. Type:                                            Soft Bullet
      Transferors:                                            The Royal Bank of Scotland plc / National Westminster Bank plc
      Originators:                                            The Royal Bank of Scotland plc / National Westminster Bank plc
      Servicer:                                               RBS Cards, a division of The Royal Bank of Scotland plc
      Trustee:                                                Bank of New York (The)
      Underwriter:                                            The Royal Bank of Scotland plc

Pool Performance

Month end         Gross       Expense     Gross Charge      Excess          Excess        Transferor Interest
                Yield (%)     Rate (%)    Off Rate (%)    Spread (%)      Spread (%)         %          Min %
                                                                         Roll 1/4 Ave
31 Oct 2006       20.51%       5.76%          8.66%          6.09%           5.27%         41.87%         6%
30 Sep 2006       17.88%       5.90%          7.67%          4.31%           5.32%         38.17%         6%
31 Aug 2006       19.12%       5.89%          7.81%          5.42%           6.11%         38.88%         6%
31 Jul 2006       18.33%       5.30%          6.81%          6.22%           6.54%         39.76%         6%
30 Jun 2006       18.97%       5.82%          6.46%          6.69%           6.44%         40.08%         6%
31 May 2006       19.69%       5.64%          7.35%          6.71%           6.50%         41.07%         6%

The Excess Spread (%) for the Month Ended 31st October, 2006 has been revised following further reconciliation by the Servicer since 15th December, 2006 and accordingly differs from the 6.02% reported in the Monthly Servicer's Report issued by Arran Funding Limited in respect of the 15th December, 2006 Distribution Date.

The Excess Spread (%) Roll 1/4 Ave has been calculated based on the amounts set forth in this Monthly Servicer's Report under Excess Spread (%).

Delinquencies (Principal receivables which are 30 days or more past due)

                                      (% Pool)
               --------------------------------------------------------
Month end         30-59 days   60-89 days   90-179 days    180+ days       Total
---------         ----------   ----------   -----------    ---------       -----

31 Oct 2006          1.24%        0.95%        2.39%         3.48%         8.05%
30 Sep 2006          1.26%        1.01%        2.43%         3.63%         8.34%
31 Aug 2006          1.28%        0.98%        2.47%         3.50%         8.23%
31 Jul 2006          1.28%        0.96%        2.48%         3.44%         8.16%
30 Jun 2006          1.22%        0.97%        2.45%         3.39%         8.03%
31 May 2006          1.24%        1.01%        2.35%         3.28%         7.88%

Payment Rate

                          Payments                             Pool balance
                     --------------------------------          ------------
Month End            Total ((pound)000)     Rate (%)            (pound)000

31 Oct 2006              1,138,033           23.88%              5,063,743
30 Sep 2006              1,033,824           21.48%              4,764,939
31 Aug 2006              1,141,613           23.38%              4,812,820
31 Jul 2006              1,099,658           22.39%              4,883,405
30 Jun 2006              1,144,949           22.93%              4,911,036
31 May 2006              1,202,916           23.90%              4,992,642

Average Actual Balance:               (pound)     1,030

Number of Accounts:                           4,918,063

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of Novevemer, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business